As filed with the Securities and Exchange Commission on December 23, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROPER INDUSTRIES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	51-0263969 (I.R.S. Employer Identification No.)

2160 Satellite Boulevard, Suite 200 Duluth, Georgia 30097 (770) 495-5100 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shanler D. Cronk
Vice President, General Counsel and Secretary
Roper Industries, Inc.
2160 Satellite Boulevard, Suite 200
Duluth, Georgia 30097
(770) 495-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies requested to:
Mary A. Bernard
Jeffrey M. Stein
King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
(212) 556-2100

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-110491

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Registered	Aggregate Offering Price	Registration Fee

Debt Securities, Common Stock (including the associated preferred stock purchase rights) (3), Stock Purchase Contracts and Equity Units	$11,900,000 (1)	$11,900,000 (2)	$963

(1)	Includes an indeterminate number of debt securities, shares of common stock, stock purchase contracts and equity units as may be issued at indeterminate prices, but with an aggregate initial offering price not to exceed $11,900,000, plus such indeterminate number of shares of common stock as may be issued upon settlement of stock purchase contracts or equity units or upon conversion of debt securities. Includes, in the case of debt securities issued at an original issue discount, such greater principal amount as shall result in an aggregate public offering price not exceeding $11,900,000.
(2)	In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.
(3)	Each share common stock also includes one preferred stock purchase right. No separate consideration is payable for the preferred stock purchase rights. Accordingly, no additional registration fee is required.

SIGNATURES
EXHIBIT INDEX
OPINION OF KING & SPALDING LLP
CONSENT OF PRICEWATERHOUSECOOPERS LLP
CONSENT OF PRICEWATERHOUSECOOPERS LLP

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, REGISTRATION
NUMBER 333-110491

     Roper Industries, Inc., or Roper, is filing this registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the public offering of our debt securities, common stock, stock purchase contracts and equity units contemplated by Registration Statement Number 333-110491, which was originally filed by us with the Securities and Exchange Commission on November 14, 2003 and declared effective by the Securities and Exchange Commission on December 1, 2003.

     Roper is filing this registration statement for the sole purpose of increasing the aggregate principal amount of registered debt securities, common stock, stock purchase contracts and equity units by $11,900,000. The contents of Registration Statement Number 333-110491, including the prospectus contained therein, any prospectus supplement to which the additional debt securities, common stock, stock purchase contracts and equity units relate, and all documents incorporated or deemed to be incorporated by reference into Registration Statement Number 333-110491, and all exhibits to Registration Statement Number 333-110491, are hereby incorporated in this registration statement by reference.

     Roper hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission the applicable filing fee by wire transfer from its account to the Securities and Exchange Commission’s account at Wachovia Bank, National Association as soon as practicable, but in no event later than the close of the next business day following the filing of this registration statement. Roper further certifies that it will not revoke the instructions to make the wire transfer and that it has sufficient funds to cover the amount of the filing fee.

II-2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of December, 2003.

By:	ROPER INDUSTRIES, INC. /s/ Brian D. Jellison Brian D. Jellison Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Brian D. Jellison Brian D. Jellison	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

/s/ Martin S. Headley Martin S. Headley	Vice President and Chief Financial Officer ) (principal financial officer and accounting officer

* W. Lawrence Banks	Director

* Donald G. Calder	Director

* Derrick N. Key	Director

* John F. Fort III	Director

* Wilbur J. Prezzano	Director

* Georg Graf Schall-Riaucour	Director

* Eriberto R. Scocimara	Director

* Christopher Wright	Director

* David W. Devonshire	Director

*By:	/s/ Brian D. Jellison Brian D. Jellison Attorney-in-Fact

II-3

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of King & Spalding LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Roper Industries, Inc. Form S-3 filed November 14, 2003 (File No. 333-110491)).